EXHIBIT 10.31.1


                                                                   July 19, 2007


TAVEX ALGODONERA, S.A.
GENOVA 17 MADRID 28004


         RE:      PAYMENT AND SECURITY RELEASE

Dear Sirs:

         Reference is hereby made to that certain letter agreement dated March 21, 2007 (the "LETTER AGREEMENT"), that sets forth the terms of an agreement by and among: (A) Construcciones Solticio, S.A. de C.V. (erroneously referred to as Solticio, S.A. de C.V. in the Letter Agreement) ("SOLTICIO"), Inmobiliaria Cuadros, S.A. de C.V. ("INMOBILIARIA"), and Acabados y Cortes Textiles, S.A. de C.V. ("ACOTEX" and together with Solticio and Inmobiliaria, the "SELLERS"); (B) Tarrant Luxembourgh S.a.r.l. ("TAG LUX"); and (C) Tavex Algodonera, S.A. ("Tavex"). The parties desire to amend the Letter Agreement as provided in this letter agreement (this "Amendment"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms under the Letter Agreement.

         The parties hereto agree as follows:

         1. EXCLUSIVITY; GOOD FAITH. TAG LUX hereby confirms that all commitments undertaken by TAG LUX during the Exclusivity Period, including the period accorded to Tavex to exercise the Option, shall be extended until September 1, 2007.

         2. OPTION. Paragraph 2 of the Letter Agreement is hereby amended to read in its entirety as follows:

         "OPTION. At any time prior to expiration of the Exclusivity Period, Tavex shall have the right and option (the "OPTION"), but not the obligation, which Option may be exercised by Tavex in its sole discretion by delivering notice (whether by personal delivery, courier service, certified mail, electronic means or facsimile) to TAG LUX to the domicile indicated next to TAG LUX's signature hereunder, to cause the release and discharge of the Liens on the Collateral by paying to TAG LUX an amount of U.S. $17'750,000.00 (SEVENTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND U.S. DOLLARS) (the "PAYOFF AMOUNT"), through a bank draft payable to TAG LUX issued by the London branch of a European or Mexican bank of recognized standing (which may be the London branch of BBVA Financial Group), on the same day that Tavex exercises the Option.

         If Tavex exercises the Option, TAG LUX shall accept the payments referred to above from Tavex. Upon receipt of the Payoff Amount: (i) all Liens on the Collateral and the Obligations shall forever terminate, (ii) TAG LUX forgives and waives any remaining claim that TAG LUX (or any of its Affiliates) may have over assets of the Sellers or over any installation built in the lots owned by the Sellers and that are to be purchased by Tavex (or one of its Affiliates); and (iii) TAG LUX shall execute on such date such documents (including public deeds granted before a notary public) and take such further actions on or after such date as reasonably requested by Tavex or the Sellers to provide for the full release and discharge of the Liens and the other matters referred to herein. Tavex agrees to pay all filing fees and other costs incurred in connection with the release of the Liens.

         TAG LUX and the Sellers hereby covenant for the benefit of Tavex to perform any and all actions and to enter into such agreements and/or other instruments (including public deeds granted before a notary


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public) as are deemed  reasonably  necessary and/or convenient by Tavex in order to give full effect to said release and discharge (including with respect to any mortgages or pledges held by TAG LUX). Furthermore, the parties hereto agree to act at all times on a good faith basis and to diligently perform their respective duties and obligations hereunder."

         3. FABRIC COMMITMENT. Paragraph 4 of the Letter Agreement is hereby amended to read in its entirety as follows:

         "FABRIC PURCHASE COMMITMENT. If Tavex exercises the Option and pays in full the Payoff Amount, TAG LUX hereby agrees to purchase from Tavex denim fabric made in the plants owned (directly or indirectly) by Tavex and which are acquired from the Sellers amounting to 500,000 (FIVE HUNDRED THOUSAND) linear yards at a price of ExWorks at $2.50 per yard. All such fabric shall be purchased by TAG LUX and shipped by TAVEX before October 31, 2007 and paid by TAG LUX on December 27, 2007. Sales will be ExWorks on the premises of the plants owned (directly or indirectly) by Tavex and which are to be acquired from the Sellers. All such fabric shall be of oe/ring stretched or similar quality, and shall be subject to inspection by an independent third party (which third party may be SGS or Buro Veritas). Payments by TAG LUX on the purchases of fabric made herein shall be secured by an irrevocable letter of credit issued by a banking institution of recognized standing in the United States of America or Hong Kong acceptable to Tavex, which letter of credit shall be issued on the day TAG LUX receives in full the Payoff Amount; provided that Tavex notifies TAG LUX with at least two business days in advance of the issuance of such letter of credit."

         4. Exhibits. The Letter Agreement is hereby amended to delete Exhibits A, B, C and D, which Exhibits shall no longer comprise a part of the Letter Agreement.

         5. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms of the Letter Agreement shall remain in full force and effect. All references in the Letter Agreement to "Letter", "hereunder", "hereof", or words of like import referring to the Letter Agreement shall mean and be a reference to the Letter Agreement as and to the extent it is amended by this Amendment. This Amendment shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the applicable laws in Madrid, Spain.


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         If you are in  agreement  with  the  terms  of this  Amendment,  please indicate your acceptance thereof by signing in the appropriate space below and returning one fully-executed counterpart hereof to TAG LUX at your earliest convenience.

                                 Very truly yours,

                                 CONSTRUCCIONES SOLTICIO, S.A. DE .C.V.
                                 INMOBILIARIA CUADROS, S.A. DE C.V.
                                 ACABADOS Y CORTES TEXTILES, S.A. DE C.V.

                                 By: /S/ KAMEL NACIF BORGE
                                     ------------------------------------
                                 Name: Kamel Nacif
                                 Title:  General Manager


                                 TARRANT LUXEMBOURG S.A.R.L.

                                 By: /S/ GERARD GUEZ
                                     ------------------------------------
                                 Name: Gerard Guez
                                 Title: Manager

Agreed and accepted

TAVEX ALGODONERA, S.A.

By: /S/ HERBERT SCHMID
    -----------------------------------------
Name: Herbert Schmid
Title: CEO


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